Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Worthing F. Jackman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Waste Connections, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2016
/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and
Chief Financial Officer